Exhibit J(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to the Registration Statement No. 33-82366 on Form N-1A of The MassMutual Premier Funds of our reports dated December 17, 2004, appearing in the annual report to shareholders for the year ended October 31, 2004, of MassMutual Premier Money Market Fund (formerly known as “MassMutual Money Market Fund”), MassMutual Premier Short-Duration Bond Fund (formerly known as “MassMutual Short-Duration Bond Fund”), MassMutual Premier Inflation-Protected Bond Fund (formerly known as “MassMutual Inflation-Protected Bond Fund”), MassMutual Premier Core Bond Fund (formerly known as “MassMutual Core Bond Fund”), MassMutual Premier Diversified Bond Fund (formerly known as “MassMutual Diversified Bond Fund”), MassMutual Premier High Yield Fund (formerly known as “DLB High Yield Fund”), MassMutual Premier Balanced Fund (formerly known as “MassMutual Balanced Fund”), MassMutual Premier Value Fund (formerly known as “DLB Value Fund”), MassMutual Premier Enhanced Index Value Fund (formerly known as “DLB Enhanced Index Value Fund”), MassMutual Premier Enhanced Index Value Fund II (formerly known as “DLB Enhanced Index Value Fund II”), MassMutual Premier Enhanced Index Core Equity Fund (formerly known as “DLB Enhanced Index Core Equity Fund”), MassMutual Premier Core Growth Fund (formerly known as “DLB Core Growth Fund”), MassMutual Premier Enhanced Index Growth Fund (formerly known as “DLB Enhanced Index Growth Fund”), MassMutual Premier Small Capitalization Value Fund (formerly known as “DLB Small Capitalization Value Fund”), MassMutual Premier Small Company Opportunities Fund (formerly known as “DLB Small Company Opportunities Fund”), and MassMutual Premier International Equity Fund (formerly known as “MassMutual International Equity Fund”).

We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Experts” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are a part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

February 24, 2005